Exhibit 10.32

AMENDMENT 2022-1

MERCURY GENERAL CORPORATION PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company desires to change the maximum amount of Compensation Deferrals and/or After-Tax Contributions that a Participant may contribute to the Plan.

NOW, THEREFORE, the Plan is amended, effective March 1, 2022, as follows:

Section 3.2(a) of the Plan is amended by revising the first paragraph thereunder to read as follows:

“Effective March 1, 2022, each Participant who meets the requirements of Section 2.1(b) may elect Compensation Deferrals and/or After-Tax Contributions in the manner prescribed by the Committee in whole percentages from 1% to 50% of the Participant’s Compensation for each payroll period, subject to the limitations in Sections 3.1, 3.5, 3.6 and 5.1, and subject further to the limitation that a Participant’s After-Tax Contributions for a Plan Year cannot exceed the dollar limitation described in Section 5.1(b) for the Plan Year, reduced by (1) the Compensation Deferral limitation described in Section 3.5 for the Plan Year, and further reduced by (2) the Company Matching Contribution that would apply in the event the Compensation Deferral limitation in Section 3.5 is attained. Compensation Deferrals shall be credited to the Participant’s Compensation Deferral Account (except that Compensation Deferrals that are designated by the Participant as Roth Deferrals shall be credited to the Participant’s Roth Deferral Account instead of the Compensation Deferral Account), After-Tax Contributions shall be credited to the Participant’s After-Tax Contributions Account, and each shall be made in accordance with rules established by the Committee. The Committee may require or permit elections by means of electronic media in accordance with Section 2.6.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment 2022-1 to the Plan this 20th day of January, 2022.

MERCURY GENERAL CORPORATION

By: /s/ Theodore R. Stalick

Its: SVP-CFO